Exhibit 99.1

MATADOR RESOURCES COMPANY ANNOUNCES REALIZED HEDGING GAINS FOR THE SECOND QUARTER OF 2020

DALLAS, Texas, July 8, 2020 -- Matador Resources Company (NYSE: MTDR) (“Matador” or the “Company”) today announced the Company’s realized net gain on derivatives for the second quarter of 2020.

Matador expects to report a realized net gain on derivatives of approximately $44.1 million for the second quarter of 2020. These realized gains include approximately $41.9 million attributable to the Company’s various West Texas Intermediate hedges and approximately $2.2 million attributable to the Company’s Midland-Cushing oil basis swaps for the three months ended June 30, 2020. In addition, Matador expects to report a non-cash, unrealized net loss on derivatives of approximately $132.7 million for the second quarter of 2020.

Joseph Wm. Foran, Matador's Chairman and CEO, commented, “The restructuring of our oil hedging positions at the beginning of the second quarter of 2020 helped to protect the Company’s revenues and cash flows against the considerable oil price volatility we experienced in the second quarter. We continue to look for opportunities to add to our hedging positions for 2021 and beyond, both for oil and natural gas. Further, we remain pleased with the progress of our ongoing operations and efforts to reduce our capital spending and operating expenses, particularly lease operating expenses and general and administrative expenses. In late June, we reduced our operated drilling program in the Delaware Basin to three rigs, as previously indicated, and we expect to operate only three rigs there for the remainder of 2020.”

About Matador Resources Company

Matador is an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources in the United States, with an emphasis on oil and natural gas shale and other unconventional plays. Its current operations are focused primarily on the oil and liquids-rich portion of the Wolfcamp and Bone Spring plays in the Delaware Basin in Southeast New Mexico and West Texas. Matador also operates in the Eagle Ford shale play in South Texas and the Haynesville shale and Cotton Valley plays in Northwest Louisiana. Additionally, Matador conducts midstream operations, primarily through its midstream joint venture, San Mateo, in support of its exploration, development and production operations and provides natural gas processing, oil transportation services, natural gas, oil and salt water gathering services and salt water disposal services to third parties.

For more information, visit Matador Resources Company at www.matadorresources.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. “Forward-looking statements” are statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “could,” “believe,” “would,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “should,” “continue,” “plan,” “predict,” “potential,” “project,” “hypothetical,” “forecasted” and similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements include, but are not limited to, statements about guidance, projected or forecasted financial and operating results, future liquidity, results in certain basins, objectives, project timing, expectations and intentions, regulatory and governmental actions and other statements that are not historical facts. Actual results and future events could differ materially from those anticipated in such statements, and such forward-looking statements may not prove to be accurate. These forward-looking statements involve certain risks and uncertainties, including, but not limited to, the following risks related to financial and operational performance: general economic conditions; the Company’s ability to execute its business plan, including whether its drilling program is successful; changes in oil, natural gas and natural gas liquids prices and the demand for oil, natural gas and natural gas liquids; its ability to replace reserves and efficiently develop current reserves; costs of operations; delays and other difficulties related to producing oil, natural gas and natural gas liquids; delays and other difficulties related to regulatory and governmental approvals and restrictions; its ability to make acquisitions on economically acceptable terms; its ability to integrate acquisitions; availability of sufficient capital to execute its business plan, including from future cash flows, increases in its borrowing base and otherwise; weather and environmental conditions; the impact of the novel coronavirus, or COVID-19, pandemic on oil and natural gas demand, oil and natural gas prices and our business; the operating results of the Company’s midstream joint venture’s expansion of the Black River cryogenic processing plant, including the timing of the further expansion of such plant; the timing and operating results of the buildout by the Company’s midstream joint venture of oil, natural gas and water gathering and transportation systems and the drilling of any additional salt water disposal wells, including in conjunction with the expansion of the midstream joint venture’s services and assets into new areas in Eddy County, New Mexico; and other important factors which could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. For further discussions of risks and uncertainties, you should refer to Matador’s filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of Matador’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Matador undertakes no obligation to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contact Information

Mac Schmitz
Capital Markets Coordinator
(972) 371-5225
investors@matadorresources.com
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